                                                                       EX-10.(B)

                            OXIS INTERNATIONAL, INC.
                            ------------------------










                              ADMISSION TO LISTING

                              ON THE NOUVEAU MARCHE





                    LISTING ADVISOR - MARKET MAKING AGREEMENT

                    LISTING ADVISOR - MARKET MAKING AGREEMENT
                    -----------------------------------------


BETWEEN:
--------

OXIS INTERNATIONAL, INC.
represented by Mr. Ray R. Rogers
                                                                 ("the Company")
                                                                         firstly

AND
---

Mr. Ray R. Rogers

Dr. Anna D. Barker

                                                            ("the Shareholders")
                                                                        secondly


AND:
----

Credit Lyonnais
represented by Mr.
                  ----------------------
                                                                 ("CL" or "ITM")
                                                                         thirdly

            (THE COMPANY, THE SHAREHOLDERS AND THE ITM ARE HEREAFTER
                      DESIGNATED COLLECTIVELY "THE PARTIES"
                           AND INDIVIDUALLY A "PARTY")

WHEREAS:


1. The Company and Credit Lyonnais concluded on 15 October 1996 a contract whereby the former has instructed the latter to prepare, syndicate and complete the admission to listing of its common stock on the Nouveau Marche of the Paris Bourse (hereinafter the "Admission").

2. The Company and Credit Lyonnais have jointly filed an application for such Admission to listing of the shares of the Company with Societe du Nouveau Marche.

3. The shares will be placed and underwritten (the "Placement") in France and abroad outside of the United States of America in accordance with the procedure set out in article 3.2.3 of the Operating Regulations of the Nouveau Marche. For this purpose, the Company, Credit Lyonnais and Nomura International have today signed an Underwriting Agreement.

         The purpose of this agreement is to define the respective obligations of the Parties as regards the making of a market in respect of the Company's shares.


WHEREBY THE FOLLOWING HAS BEEN AGREED



ARTICLE 1. DESIGNATION OF THE LISTING ADVISOR - MARKET MAKER
           -------------------------------------------------
1.1. The Company instructs Credit Lyonnais, which was officially authorized as a Listing Advisor - Market Maker on the Nouveau Marche on 14 February 1996, and which accepts the task proposed, to make a market in respect of the Company's shares of common stock from the data of Admission to listing on the Nouveau Marche and until the end of a period of three (3) years (the "Period") running from the same date.

1.2. Credit Lyonnais agrees to act as market maker for the shares of the Company on the conditions stated in this agreement and in accordance with the Operating Regulations of the Nouveau Marche and the instructions relating thereto.

ARTICLE 2. - AVAILABILITY OF SHARES, SALES MANDATE
             -------------------------------------
2.1. To enable Credit Lyonnais to make a market in respect of the Company's shares during the Period, on the conditions stated in the Operating Regulations of the Nouveau Marche and the instructions relating thereto,

(i) in the event that the Shareholders request the return of their Shares supplied to Credit Lyonnais pursuant to the terms of Article 2.1(ii) hereof, the Company agrees to carry out after the date of Admission to listing on the Nouveau Marche an additional issue of new shares of common stock in order to make available to Credit Lyonnais 150,000 new shares of common stock of the Company (the "Company's Shares") during the period from the completion of the above-mentioned additional issue of the Company's shares of common stock and until the end of a period of three years (the "Second Period"); the Parties acknowledge that such shares may only be issued after a registration statement registering the offer and sale of such shares has been declared effective by the U.S. Securities and Exchange Commission (the "Effective Date"); and

(ii) the Shareholders agree from the date commencing 40 days after the Admission to listing on the Nouveau Marche and until they request the return of their Shares and the registration statement covering the Company's Shares has been declared effective on the Effective Date (the "First Period"), on the conditions defined in this agreement, to place in trust with Credit Lyonnais 150,000 shares of common stock of the Company (hereinafter the "Shares of the Shareholders") in the following proportions:

                  Shareholders              Quantity

                 Ray R. Rogers                75,000
                 Anna D. Barker               75,000

The Company's Shares and the Shares of the Shareholders will hereafter be designated as the "Shares". The Shares of the Shareholders shall be removed from trust if other shares of the Company's common stock owned by other shareholders are substituted for such Shares and such other shareholders enter into this agreement.

2.2. The Shareholders during the First Period or the Company during the Second Period irrevocably grants to Credit Lyonnais the powers and authority required for selling during the respective periods, on its behalf and for its account, at a price to be determined by Credit Lyonnais in its reasonable discretion, all or part of the Shares, for the purposes contemplated by this agreement only.


2.3.1. To cover the sales made under the terms of this mandate during the Second Period, the Company irrevocably agrees to have transferred to France for this purpose the number of shares requested by the ITM representing shares covered by those sales, at the latest 3 business days after the request by the ITM to such account opened in the name or for the benefit of Credit Lyonnais (hereafter "CLSC").

2.3.2. To cover the sales made under the terms of this mandate during the First Period, the Shareholders hereby irrevocably agree to the transfer of the Shares of the Shareholders to such account opened in the name or for the benefit of Credit Lyonnais (or CLSC) (subject to the terms of this Agreement) as the ITM may designate. All sales of the Shares of the Shareholders made by Credit Lyonnais during the First Period shall be made pro-rata with the proportions set forth in Section 2.1 above. Immediately upon the expiration of the First Period any Shares of the Shareholders which have not been sold by Credit Lyonnais during the First Period will be returned to the Shareholders pro-rata with the proportions set forth in Section 2.1 above.

2.3.3. The mandates conferred above by the Company and by each Shareholder on Credit Lyonnais include the power to execute all deeds, enter into all commitments, sign all documents, receive the selling price of the Shares and in general take all necessary actions.

2.3.4. Decisions to sell all or part of the Shares will be taken at the discretion of Credit Lyonnais consistent with the terms of this agreement. All decisions to sell the Shares (including, without limitation, the timing of such sales and the price and quantity of the Shares to be sold) shall be made exclusively by Credit Lyonnais without any consultation with or prior notice to, the Shareholders or the Company. All voting rights of the Shares of the selling Shareholders shall, to the extent practicable, be retained by the Shareholders until such time as said Shares have been sold by Credit Lyonnais.

2.3.5. The Company agrees to retain during the Second Period the quantity of Shares covered by the commitment, less those shares already delivered at the request of CLSC. To the extent the Shareholders' Shares are sold by Credit Lyonnais during the First Period, the Company shall not be required to supply Company Shares during the Second Period.

ARTICLE 3. - COMMITMENTS OF THE LISTING ADVISOR - MARKET MAKER
             -------------------------------------------------
         Notwithstanding the terms of Article 1.1 of this agreement, Credit Lyonnais agrees from today onwards to:

         . assist the Company in drawing up the information documents required for Admission and take necessary steps to verify that the prospectus does not include any contradiction or inaccuracies with regard to material points in relation to information collected for the Admission;

         . publish a financial analyzer's report on the Company at the time of its Admission and at the close of the fiscal years 1997 through 1999.

ARTICLE 4. - DUTY OF THE COMPANY AND THE SELLING SHAREHOLDERS TO PROVIDE
             -----------------------------------------------------------
              INFORMATION
              -----------
         The Company will provide Credit Lyonnais with copies of the annual and quarterly interim accounts established during the Period as soon as they are available.

ARTICLE 5. - DUTY OF CREDIT LYONNAIS
             -----------------------
         Credit Lyonnais agrees to inform the Shareholders during the First Period and the Company during the Second Period of any sales contemplated within two (2) business days subsequent to their completion.

         Credit Lyonnais agrees to deliver the proceeds of the sale of the Shares made available to it by the Shareholders or by the Company to an account designated by such shareholder concerned or by the Company promptly in accordance with prevailing market practice after the completion of the sale. Credit Lyonnais will be entitled to charge normal brokerage commissions and related charges on the sale of the Shares.

         Credit Lyonnais agrees as a listing advisor market maker to abide by all applicable French laws and regulations. In particular Credit Lyonnais agrees to use the Shares made available to it by the Shareholders or the Company only for the purpose of ensuring the liquidity of the shares.

ARTICLE 6. - TERM
             ----
         This agreement will come into force on this day and will terminate at the end of the Period, it being understood that the Shareholders will cease to be party to this agreement as soon as the additional issue of the Company's shares of common stock as described in Article 2.1 above is completed.

         Notwithstanding the preceding provisions, this agreement will terminated ipso jure on the date at which Credit Lyonnais ceases, in agreement with the Company and the Societe du Nouveau Marche, to make a market in respect of the Company's shares.

ARTICLE 7. - REGULATORY CONDITIONS
             ---------------------
         If the listing has not taken place on or before 31 December 1997, this agreement will be terminated ipso jure without either Party being able to claim any Indemnity thereby, provided that the failure to obtain the listing or consummate the Placement is not due to a party's breach of the terms of this agreement.

ARTICLE 8. - CONFIDENTIALITY
             ---------------
         The Parties agree that this agreement and the information it contains are strictly confidential, and that, unless required by law or executive roles or for judicial or administrative purposes, the terms of this agreement and this information must not be disclosed in any manner to third parties without the consent of the Company, Credit Lyonnais and a majority of the selling Shareholders.

ARTICLE 9. - NOTIFICATION
             ------------
         Any notice or other communications required or permitted to be given hereunder shall not be valid unless delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by international courier or by registered mail, charges prepaid, addressed as follows:


                 (i)        if to the Company

                            Oxis International, Inc.
                            6040 N. Cutter Circle, Suite 317
                            Portland,  OR  97217-3935
                            USA

                            Tel:     00 1 503 283 3911
                            Fax:     00 1 503 283 4058

                 (ii)       if to the Shareholders

                            To their attention, in care of the Company as
                              provided above.

                 (iii)      if to Credit Lyonnais

                            Credit Lyonnais
                            Direction des Marshes d'Actions (DMA)
                            81 rue de Richelieu
                            75002 Paris
                            France

                            Tel:     01 42 95 70 00
                            Fax:     01 42 95.13.43

         Any such notice or other communication shall be deemed to have been given and received on the day on which such notice is actually received by the addressee.

         Any party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Article 9.

ARTICLE 10. - APPLICABLE LAW AND JURISDICTION
             --------------------------------
         This agreement will be governed by and interpreted in accordance with French law.

         Any dispute arising from this agreement, its results or consequences will be submitted to the Tribunal de Commerce de Paris (Paris commercial court).


                                  Signed in Paris, May    , 1997
                                                       ---
                                  in the same number of copies as parties


Oxis International, Inc.            Credit Lyonnais



Ray R. Rogers                       Anna D. Barker